Exhibit 5.1

May 1, 2026

Forward Industries, Inc.

111 Congress Avenue, Suite 500

Austin, Texas 78701

Attention: Michael Pruitt

Chief Executive Officer

Re: Registration Statement on Form S-8

Dear Mr. Pruitt:

We have acted as counsel to Forward Industries, Inc., a Texas corporation (the “Company”), in connection with the filing by the Company on the date hereof of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 8,724,667 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which are issuable or may become issuable pursuant to awards granted or to be granted under the Company’s 2021 Equity Incentive Plan (the “Plan”).

The Registration Statement also includes a reoffer prospectus prepared pursuant to General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3 (the “Reoffer Prospectus”), to be used by certain affiliates of the Company identified therein (the “Selling Stockholders”) in connection with reoffers and resales on a continuous or delayed basis of shares of Common Stock that have been or may be acquired by the Selling Stockholders upon exercise or settlement of awards granted under the Plan.

In connection with this opinion, we have examined such documents and such matters of fact and law as we have deemed necessary as a basis for this opinion, including, but not limited to, the Registration Statement, the Plan and the forms of award agreements thereunder, the Company’s Certificate of Incorporation, as amended, and bylaws, and resolutions and other corporate records of the Company relating to the adoption of the Plan and the authorization and issuance of the Shares. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents by the parties thereto (other than the Company), where due execution and delivery are a prerequisite to the effectiveness thereof.

We have also assumed that: (i) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Securities Act and will remain effective, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect, at the time any Shares are offered or sold as contemplated by the Registration Statement; (ii) the Reoffer Prospectus, as then amended or supplemented, will accurately describe the terms of the offering and sale of the Shares; (iii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus; and (iv) the Shares will be issued and delivered in accordance with the terms of the applicable Plan and the applicable award agreement.

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The opinions expressed herein are limited to the Texas Business Organizations Code, as currently in effect, and we express no opinion as to the applicability or effect of any other law of the State of Texas, and we express no opinion as to the applicable or the effect of any laws of any other jurisdiction.

Based upon and subject to the foregoing and the limitations stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in the manner contemplated by the applicable Plan and the applicable award agreement thereunder (and assuming the receipt by the Company of any consideration required therefor), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the specific matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

/s/ Nason, Yeager, Gerson, Harris & Fumero, P.A.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

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